Exhibit (m)(2)
SCHEDULE A
TO THE DISTRIBUTION AND SERVICE PLAN
CLASS A SHARES
Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as set forth below.

		Maximum
		Shareholder
Portfolio	Fee	Services Fee
Aggressive Growth Stock Fund	.35%	.25%
Emerging Growth Stock Fund	.35%	.25%
Corporate Bond Fund (formerly, Strategic Income Fund)	.35%	.25%
Georgia Tax Exempt Bond Fund	.18%	.15%

High Grade Municipal Bond Fund	.18%	.15%
High Income Fund	.30%	.25%
Intermediate Bond Fund	.25%	.25%
International Equity Fund	.33%	.25%
International Equity Index Fund	.35%	.25%
International Equity 130/30 Fund	.35%	.25%
Investment Grade Bond Fund	.35%	.25%
Investment Grade Tax-Exempt Bond Fund	.35%	.25%

Large Cap Core Equity Fund	.25%	.25%

Large Cap Growth Stock Fund	.35%	.25%
Large Cap Quantitative Equity Fund	.25%	.25%
Large Cap Value Equity Fund	.33%	.25%
Aggressive Growth Allocation Strategy	.35%	.25%
Conservative Allocation Strategy	.35%	.25%
Growth Allocation Strategy	.35%	.25%
Moderate Allocation Strategy	.35%	.25%
Limited-Term Federal Mortgage Securities Fund	.23%	.15%
Maryland Municipal Bond Fund	.15%	.15%

Mid-Cap Core Equity Fund	.35%	.25%
Mid-Cap Value Equity Fund	.35%	.25%
North Carolina Tax-Exempt Bond Fund	.15%	.15%
Prime Quality Money Market Fund	.20%	.15%
Real Estate 130/30 Fund	.35%	.25%
Seix Floating Rate High Income Fund	.35%	.25%

		Maximum
		Shareholder
Portfolio	Fee	Services Fee
Seix Global Strategy Fund	.35%	.25%
Seix High Yield Fund	.25%	.25%

Select Large Cap Growth Fund	.35%	.25%
Short-Term Bond Fund	.23%	.15%
Short-Term U.S. Treasury Securities Fund	.18%	.15%
Small Cap Growth Stock Fund	.35%	.25%
Small Cap Value Equity Fund	.33%	.25%
Tax-Exempt Money Market Fund	.15%	.15%
Total Return Bond Fund (formerly, Core Bond Fund)	.25%	.25%
U.S. Equity 130/30 Fund	.35%	.25%
U.S. Government Securities Fund	.35%	.25%
U.S. Government Securities Money Market Fund	.17%	.15%
U.S. Treasury Money Market Fund	.15%	.15%
Virginia Intermediate Municipal Bond Fund	.15%	.15%
Virginia Tax-Free Money Market Fund	.20%	.15%
August 1, 2008
Revised May 29, 2009 (add Corporate Bond Fund, remove Life Vision Target Date Funds)
Revised August 1, 2009 (rename Life Vision Funds to Allocation Strategy Funds)